Exhibit 99.1

CUBIST PHARMACEUTICALS REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

•                  Total Net Revenues of $258.8 Million, Up 12.2% Over Q2 2012; U.S. CUBICIN Net Revenues of $227.1 Million, Up 13.5% Over Q2 2012

•                  Non-GAAP Diluted EPS of $0.42; GAAP Diluted EPS of $0.23

•                  Non-GAAP Adjusted Operating Income of $51.3 Million; GAAP Operating Income of $28.1 Million

Lexington, Mass., July 18, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the second quarter ended June 30, 2013.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial Highlights for the Second Quarter of 2013 (unaudited)

•                  Total net revenues were up 12.2% over the same period in 2012. Q2 2013 total net revenues were $258.8 million compared to $230.6 million in Q2 2012.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues increased 13.5% to $227.1 million from $200.2 million in Q2 2012. CUBICIN international revenues were $15.0 million compared to $11.4 million in Q2 2012.

•                  Non-GAAP adjusted operating income was $51.3 million compared to $71.1 million in the second quarter of 2012. GAAP operating income was $28.1 million compared to $61.5 million in the second quarter of 2012.

•                  Non-GAAP diluted earnings per share (EPS) was $0.42 compared to $0.56 in the second quarter of 2012.  GAAP diluted EPS was $0.23 compared to $0.58 in the second quarter of 2012.

“We made important progress across the company this quarter, highlighted by continued strong top-line growth and advancement of our exciting late-stage pipeline,” said Michael Bonney, CEO of Cubist.  “We are pleased to have now secured Fast-Track status from the FDA for ceftolozane/tazobactam in all three of its potential indications, and we look forward to reporting top-line Phase 3 data from the cUTI and cIAI trials later this year.  We are making progress against our Building Blocks of Growth goals and continue to enhance our leadership in the acute care environment.”

Second quarter ENTEREG® (alvimopan) net product revenues were $12.4 million, up 27.6% compared to $9.7 million in the second quarter of 2012. Service revenues for the Company’s co-promote of DIFICID® (fidaxomicin) for the second quarter were $3.7 million. This will be the final quarter reflecting the full service fee from Cubist’s agreement with Optimer, which concludes in July.

As of June 30, 2013, Cubist had $1.0 billion in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of June 30, 2013, was 66,013,909.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

Pipeline Update

Cubist also announced the initiation of a randomized, open-label study evaluating the efficacy and safety of ceftolozane/tazobactam (formerly CXA-201) in patients with ventilator-associated bacterial pneumonia (VABP).  Ceftolozane/tazobactam is an antibacterial consisting of a novel anti-pseudomonal cephalosporin, with tazobactam, a well-established β-lactamase inhibitor. The primary endpoint of this study is to compare the clinical cure rates of ceftolozane/tazobactam to piperacillin/tazobactam.

The Company will provide an update on all of its pipeline activity, including its Phase 3 program for ceftolozane/tazobactam, on today’s second quarter earnings call.

Recent Company Highlights

•                  In May, the FDA granted the Company’s late-stage antibiotic candidate, ceftolozane/tazobactam, Fast Track status in the previously granted Qualified Infectious Disease Product (QIDP) indications, hospital-acquired bacterial pneumonia (HABP)/VABP and complicated urinary tract infections (cUTI). The FDA previously granted Fast Track status for ceftolozane/tazobactam in complicated intra-abdominal infections (cIAI) in February 2013.

•                  Dr. Lorianne Masuoka joined Cubist as Chief Medical Officer and Senior Vice President, Clinical Development and Medical Affairs. She was previously Senior Vice President/Chief Medical Officer at Nektar Therapeutics.

•                  For the fifth consecutive year, Cubist was named to the Globe 100, the Boston Globe’s annual ranking of the 100 top-performing public companies headquartered in Massachusetts. Cubist was ranked number six overall and was named the top performing biotech company.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP financial measures, such as non-GAAP net income, non-GAAP adjusted operating income and non-GAAP diluted EPS, to assess and analyze its operational results and trends and to make financial and operational decisions.  Cubist believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Cubist’s operating performance.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income, operating income and earnings per share, and should not be considered measures of Cubist’s liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

CUBIST Q2 2013 FINANCIAL RESULTS

Thursday, July 18, 2013 at 5:00 pm ET

U.S./Canada Attendee Dial-in: (855) 319-7654

International Attendee Dial-in: (484) 756-4327

Attendee Passcode: 96695003

24-HOUR REPLAY U.S./CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

Conference ID: 96695003

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

https://cubist.webex.com/cubist/onstage/g.php?t=a&d=625133922

Attendee Password: 071813

Replay will be available for 90 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding our unaudited second quarter financial results; the expected timing of clinical trial data readouts for ceftolozane/tazobactam; and our Building Blocks of Growth, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the risk that our final second quarter financial results will differ materially from our expected results disclosed in this release; our ability to continue to grow revenues from the sale of CUBICIN and ENTEREG; the ability of our third-party suppliers to produce and deliver adequate amounts of our products and product candidates; the strength of, and our ability to successfully enforce, our intellectual property portfolio protecting our products and product candidates; competition from generic drug companies such as Teva and Hospira; our ability to successfully develop, gain marketing approval for and commercially launch ceftolozane/tazobactam and our other product candidates for their planned indications and on the timelines that we expect; our ability to discover, in-license or acquire new products and product candidates; our ability to achieve and manage our growth in our business; and those additional factors discussed in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist Pharmaceuticals, Inc.
INVESTORS:	MEDIA:
Eileen C. McIntyre, (781) 860-8533	Julie DiCarlo, (781) 860-8063
Vice President, Investor Relations	Senior Director, Corporate Communications

eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Cash, cash equivalents and investments	$1,000,599	$979,396
Accounts receivable, net	101,609	93,467
Inventory	86,177	79,440
Property and equipment, net	168,404	166,465
Deferred tax assets, net	18,343	14,190
In-process research and development	272,700	272,700
Other assets	334,362	326,727

Total assets	$1,982,194	$1,932,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$188,030	$209,236
Deferred tax liabilities, net	94,486	103,081
Deferred revenue	38,225	40,875
Contingent consideration	193,852	189,213
Debt and other liabilities, net	408,213	399,232
Total liabilities	922,806	941,637

Total stockholders’ equity	1,059,388	990,748

Total liabilities and stockholders’ equity	$1,982,194	$1,932,385

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, expect share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012		2013	2012
Revenues:
U.S. CUBICIN product revenues, net	$227,117	$200,180		$429,162	$384,887
U.S. ENTEREG product revenues, net	12,386	9,706		23,589	19,148
Total U.S. product revenues, net	239,503	209,886		452,751	404,035
International product revenues	14,959	11,363		27,362	24,017
Service revenues	3,665	8,665		7,289	12,329
Other revenues	652	653		1,306	1,878
Total revenues, net	258,779	230,567		488,708	442,259

Costs and expenses:
Cost of product revenues	63,041	58,891		118,716	112,843
Research and development	115,190	67,206		229,399	118,378
Contingent consideration	2,586	2,694		4,639	5,523
Selling, general and administrative	49,889	40,255		98,090	84,035
Total costs and expenses	230,706	169,046		450,844	320,779

Operating income	28,073	61,521		37,864	121,480

Other income (expense), net	(6,678)	(11,273)		(12,880)	(19,786)

Income before income taxes	21,395	50,248		24,984	101,694

Provision for income taxes	6,153	7,125		3,654	25,777

Net income	$15,242	$43,123		$21,330	$75,917

Basic earnings per share	$0.23	$0.68		$0.33	$1.20
Diluted earnings per share	$0.23	$0.58	(1)	$0.32	$1.04	(1)

Shares used in calculating:
Basic earnings per share	65,558,376	63,498,953		65,248,707	63,250,165
Diluted earnings per share	67,731,976	81,166,329		67,385,141	81,001,476

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$15,242		$43,123		$21,330		$75,917
Non-cash debt discount amortization	3,670		4,654		7,277		9,481
Loss on partial extinguishment of 2.25% Notes	—		3,728		—		3,728
ENTEREG intangible asset amortization	4,552		4,589		8,977		9,177
ENTEREG inventory step-up	1,059		834		2,022		1,369
Expenses related to the acquisition of Adolor	—		1,448		—		5,037
Hydra license fee	15,000		—		15,000		—
Acquisition of rights from Astellas	—		—		25,000		—
Contingent consideration	2,586		2,694		4,639		5,523
Tax adjustment(1)	(9,087)		(16,805)		(25,051)		(22,079)
Non-GAAP net income	$33,022		$44,265		$59,194		$88,153
Non-GAAP basic earnings per share	$0.50		$0.70		$0.91		$1.39
Non-GAAP diluted earnings per share	$0.42	(2)	$0.56	(3)	$0.77	(2)	$1.10	(3)
Shares used in calculating:
Non-GAAP basic earnings per share	65,558,376		63,498,953		65,248,707		63,250,165
Non-GAAP diluted earnings per share	83,156,060		84,076,268		82,809,259		84,231,134

(1)

The methodology used to compute the tax adjustments above was revised in Q1 2013 to reflect the tax effect of non-GAAP adjustments and to include material, non-recurring discrete items for the period. The prior year tax adjustment has been revised to conform to the current quarter’s presentation.

(2)	Includes add back of interest expense and debt issuance costs on 2.50% notes to income, net of tax effect

(3)	Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of GAAP operating income to non-GAAP adjusted operating income

ENTEREG intangible asset amortization	4,552	4,589	8,977	9,177
ENTEREG inventory step-up	1,059	834	2,022	1,369
Expenses related to the acquisition of Adolor	—	1,448	—	5,037
Hydra license fee	15,000	—	15,000	—
Acquisition of rights from Astellas	—	—	25,000	—
Contingent consideration	2,586	2,694	4,639	5,523
Non-GAAP adjusted operating income	$51,270	$71,086	$93,502	$142,586

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Reconciliation of GAAP basic earnings per share to non-GAAP basic earnings per share
Non-GAAP basic net income - from table above	$33,022		$44,265		$59,194		$88,153
GAAP and Non-GAAP basic shares	65,558,376		63,498,953		65,248,707		63,250,165

GAAP basic earnings per share	$0.23		$0.68		$0.33		$1.20
Non-GAAP adjustments - from table above	0.27		0.02		0.58		0.19
Non-GAAP basic earnings per share	$0.50		$0.70		$0.91		$1.39

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Non-GAAP basic net income - from table above	$33,022		$44,265		$59,194		$88,153
Non-GAAP dilutive adjustments	2,138	(1)	2,417	(2)	4,275	(1)	4,906	(2)
Non-GAAP diluted net income	$35,160		$46,682		$63,469		$93,059

GAAP diluted shares	67,731,976		81,166,329		67,385,141		81,001,476
Non-GAAP dilutive adjustments	15,424,084	(3)	2,909,939	(3)	15,424,118	(3)	3,229,658	(3)
Non-GAAP diluted shares	83,156,060		84,076,268		82,809,259		84,231,134

GAAP diluted earnings per share	$0.23		$0.58		$0.32		$1.04
Non-GAAP dilutive adjustments	0.19		(0.02)		0.45		0.06
Non-GAAP diluted earnings per share	$0.42		$0.56		$0.77		$1.10

(1) Includes add back of interest expense and debt issuance costs on 2.50% notes to income, net of tax effect

(2) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(3) Weighted average shares issued on full conversion